Exhibit (c)(4)

Comparison of Bids
Project NOBLE
September 30, 2011
Confidential

| | Ares | Leonard Green | Apollo Standalone |
|---|---|---|---|
| **Proposed Transaction Price** | $21.50 | $20.00 | $19.49 |
| *% Premium to Unaffected*[1] | *29%* | *20%* | *17%* |
| *% Discount to Highest Proposed Price* | *0%* | *(7%)* | *(9%)* |
| *$ Discount to Highest Proposed Price* | *$0.00* | *($1.50)* | *($2.01)* |
| *Gross Value of Family Stake* | *$500* | *$465* | *$453* |
| **Financing Commitment** | Committed | Committed | Verbal, Uncommitted |
| **Funding** | | | |
| Asset-Backed Revolver | $ - | $25 | |
| Senior Secured Term Loan | 525 | 475 | |
| Senior Unsecured Bridge Loan | 250 | - | |
| Subordinated Mezzanine Debt | - | 170 | |
| Total Debt | $775 | $670 | |
| *xEBITDA* | *5.0x* | *4.3x* | |
| Gross Equity | $600 | $601 | |
| **Assumed Required Family Roll** | **$50** | **$125** | |
| *Indicated Required Family Roll* | *$0* | *$150* | |
| *Maximum Allowable Family Roll* | *100* | *150* | |
| **Employment** | Long-term employment agreements for Eric and Jeff on market terms | Continuing | |
| **Promote** | 10%, consisting of:<br>50% of options struck at 1.0x,<br>50% of options struck at 1.5x[2] | 7.5% | |
| **Governance** | 3 board seats (David, Eric, Jeff)<br>Minority protections[3] | Consistent with previously discussed terms | |
| **Remaining Due Diligence** | Conversations with key suppliers, which have not yet been permitted | None | |
| **Comments** | Did not adjust initial valuation for identified liabilities of approximately $99 million associated primarily with workers compensation under-accrual, litigation settlement estimate | | Unable to receive financing on a combined Noble/SMF basis; Will seek Noble standalone financing if proposed transaction price is competitive |

GUGGENHEIM

Project NOBLE
Summary of Bid Terms
Source: Commitment Letters from Ares and Leonard
Green received September 28, 2011.
(1) Based on unaffected closing price of $16.68 on
 March 10, 2011, one day prior to family joint bid
 with Leonard Green.
(2) Options vest over 5 years. Options will vest
 100% if Eric or Jeff are terminated without Cause
 or resign for Good Reason, or if there is a change
 of control event. Upon vesting, Eric and Jeff
 shall have one year following triggering event to
 exercise options. Termination for Cause or
 resignation without Good Reason will terminate
 all vested and unvested options.
(3) Shareholders agreement terms include customary
 tag along rights, drag-along rights, pre-emptive
 rights, piggyback registration rights, approval
 rights, and rollover put.

 ($ in millions, except share prices)

| *$ in millions, except per share amounts* | Ares LBO | | | Leonard Green LBO | | |
|---|---|---|---|---|---|---|
| **Deal Value of Individual Ownership[1]** | | | | | | |
| Dave & Sherry | | $211 | | | $196 | |
| Eric & Karen | | 97 | | | 90 | |
| Howard | | 96 | | | 89 | |
| Jeff | | 96 | | | 89 | |
| | | **Pro Rata Family Rollover[3]** | | **Pro Rata Family Roll** | **Eric and Jeff Roll[7]** 50% | **Eric and Jeff Roll[7]** 60% |
| **Family Equity Contribution** | **$0** | **$50** | **$100** | **$125** | **$125** | **$125** |
| Dave & Sherry | $0 | $21 | $42 | $53 | $24 | $12 |
| *% of Total Rollover Contribution* | *42%* | *42%* | *42%* | *42%* | *19%* | *10%* |
| *% of Personal Value Rolled* | *0%* | *10%* | *20%* | *27%* | *12%* | *6%* |
| Eric & Karen | $0 | $10 | $19 | $24 | $45 | $54 |
| *% of Total Rollover Contribution* | *19%* | *19%* | *19%* | *19%* | *36%* | *43%* |
| *% of Personal Value Rolled* | *0%* | *10%* | *20%* | *27%* | *50%* | *60%* |
| Howard | $0 | $10 | $19 | $24 | $11 | $5 |
| *% of Total Rollover Contribution* | *19%* | *19%* | *19%* | *19%* | *9%* | *4%* |
| *% of Personal Value Rolled* | *0%* | *10%* | *20%* | *27%* | *12%* | *6%* |
| Jeff | $0 | $10 | $19 | $24 | $44 | $53 |
| *% of Total Rollover Contribution* | *19%* | *19%* | *19%* | *19%* | *36%* | *43%* |
| *% of Personal Value Rolled* | *0%* | *10%* | *20%* | *27%* | *50%* | *60%* |
| **Cash to Family at Close[4]** | $500 | $450 | $400 | $375 | $375 | $375 |
| *Dave & Sherry* | *211* | *190* | *169* | *144* | *172* | *184* |
| *Eric & Karen* | *97* | *87* | *78* | *66* | *45* | *36* |
| *Howard* | *96* | *86* | *76* | *65* | *78* | *84* |
| *Jeff* | *96* | *86* | *76* | *65* | *44* | *36* |
| **Future Value of Rollover[5]** | | | | | | |
| Family Equity Stake | $0 | $101 | $203 | $278 | $278 | $278 |
| Management Promote[6] | 52 | 52 | 52 | 60 | 60 | 60 |
| Total | $52 | $153 | $255 | $338 | $338 | $338 |

GUGGENHEIM

Project NOBLE
Summary of Family Alternatives - Family Proceeds
________________________
Note: Below footnotes are in addition to the footnotes stated on the previous page.
(1)Ownership based on current filings and Family guidance. Assumes Au Zone Investments #2 ownership is as follows: Dave & Sherry own 3/33; and Eric & Karen, Howard, and Jeff own 10/33 each.
(2)Assumes Eric & Karen and Jeff roll 50%-60% of their equity proceeds, and Dave & Sherry and Howard contribute the remainder of the aggregate family equity rollover in proportion to their relative ownership.
(3)Assumes pro rata rollover based on individual ownership
(4)Pre-tax proceeds to family, excluding rollover amount.
(5)Future value (pre-tax) at end of FY2016. Based on Ares and Leonard Green’s respectively proposed transactions.
(6)Based on management promote proposals by Ares (10% in 2 option tranches) and Leonard Green (7.5%).

Project NOBLE

# Summary Terms for Debt Capital Commitments

**Comparison of Debt Capital Commitments** ($ in millions)

| | Ares | Leonard Green |
|---|---|---|
| **Asset-Backed Revolver** | | |
| **Facility Size** | $150 | $150 |
| **Interest Rate** | Tiered: L + Spread<br>>$90: 175 bps<br>$40 to $90: 200 bps<br>>$40: 225 bps | Tiered: L + Spread[1]<br>>=66% Excess Availability: 175 bps<br><66% and >=33%: 200 bps<br><33%: 225 bps |
| **Drawn at Close** | $0 | $25 |
| **Commitment Fee** | TBD | 1% |
| **Financial Covenants** | Minimum Fixed Charge Ratio: 1.0 : 1.0 | Minimum Fixed Charge Ratio: 1.0 : 1.0 |
| **Covenant Trigger Event** | Minimum Excess availability of $10m; or 12.5% of Line Cap | Minimum Excess availability of $12m; or 10% of Maximum Borrowing Amount |
| **Senior Secured Term Loan B** | | |
| **Size** | $525 | $475 |
| **Interest Rate** | L + 600 bps | L + 550 bps |
| **LIBOR Floor** | 150 bps | 150 bps |
| **Maturity** | 7 years | 7 years |
| **Amortization** | 1% annually | 1% annually |
| **Underwriting and Arrangement Fee** | TBD | 2.5% |
| **Original Issue Discount** | TBD | 4 % |
| **Mandatory Prepayments** | 50% of Excess Free Cash Flow<br>Stepping down based on leverage thresholds | 50% of Excess Free Cash Flow<br>Stepping down based on leverage thresholds |
| **Optional Prepayment** | Yes, without penalty;<br>1% premium upon Soft Call within 1 year | Yes, without penalty;<br>1% premium upon Soft Call within 1 year |
| **Mandatory Hedging** | 50% of balance for a minimum of 2.5 years | NA |
| **Financial Covenants** | Maximum Leverage Ratio (TBD);<br>Declining based on a non-cumulative/static cushion of 30% | Maximum Leverage Ratio (TBD, but not less than 4x);<br>Declining based on a non-cumulative/static cushion of 30% |
| **Lending Group** | Royal Bank of Canada | Credit Suisse, Goldman Sachs, Wells Fargo, Deutsche Bank, Jeffries |

Source: Commitment Letters from Ares and Leonard Green. Fee Letter from Leonard Green.
(1) L+200 for first 6 months, regardless of revolver utilization.

GUGGENHEIM

3

Project NOBLE

# Summary Terms for Debt Capital Commitments (Cont'd)

| Comparison of Debt Capital Commitments (Cont'd) | | ($ in millions) |
|---|---|---|
| | **Ares** | **Leonard Green** |
| **Form** | **Senior Unsecured Bridge** | **Subordinated Mezzanine** |
| **Size** | $250 | $170 |
| **Interest Rate** | L + 950 bps<br>Steps up 50 bps per quarter after the 3rd month from Closing | 12.25%[(1)] |
| **LIBOR Floor** | 150 bps | NA |
| **Maturity** | 1 year | 10 years |
| **Conversion** | Into Unsecured Term Loans maturing 8 years after Closing | NA |
| **Redemption Premiums** | None | Year 3: 104<br>Year 4: 102<br>Year 5: 101<br>Thereafter at par |
| **Board Observation Rights** | None | Yes |
| **Co-Investment Option** | None | 10% |
| **Lending Group** | Royal Bank of Canada | Crescent Capital |
| **Additional** | Sponsors have the right to purchase | |

(1) Alternative Cash and PIK rate: 13.25% (9.0% cash pay and 4.25% PIK)

GUGGENHEIM

4

| Sources of Funds | Pro Forma Ownership | Amount | Interest Rate | % of Total Sources | x CY2011 EBITDA |
|---|---|---|---|---|---|
| Existing Cash[2] | | $228 | | 14% | |
| Term Loan | | 525 | L + 600 | 33% | 3.5x |
| Unsecured Bridge Facility | | 250 | L + 950 | 16% | 1.7x |
| **Total Debt** | | **$775** | | **48%** | **5.2x** |
| Rollover of Family Equity | 8% | $50 | | 3% | |
| Sponsor Equity | 92% | 550 | | 34% | |
| **Total Sources of Funds** | | **$1,603** | | **100%** | |

| Uses of Funds | Amount | % of Total Uses |
|---|---|---|
| Rollover of Family Equity | $50 | 3% |
| Purchase of Family Equity | 450 | 28% |
| Purchase of Public Equity | 1,045 | 65% |
| Repayment of Debt | 0.5 | 0% |
| Fees | 49 | 3% |
| Min Cash / Adjustments [3] | 8 | 1% |
| **Total Uses of Funds** | **$1,603** | **100%** |

| Sources of Funds | Pro Forma Ownership | Amount | Interest Rate | % of Total Sources | x CY2011 EBITDA |
|---|---|---|---|---|---|
| Existing Cash[2] | | $230 | | 15% | |
| ABL Revolver | | $25 | L + 200 | 2% | 0.2x |
| Term Loan | | 475 | L + 550 | 32% | 3.2x |
| Mezzanine Debt | | 170 | 12.25% | 11% | 1.1x |
| **Total Debt** | | **$670** | | **45%** | **4.5x** |
| Rollover of Family Equity | 21% | $125 | | 8% | |
| Sponsor Equity | 79% | 476 | | 32% | |
| **Total Sources of Funds** | | **$1,501** | | **100%** | |

| Uses of Funds | Amount | % of Total Uses |
|---|---|---|
| Rollover of Family Equity | $125 | 8% |
| Purchase of Family Equity | 340 | 23% |
| Purchase of Public Equity | 971 | 65% |
| Repayment of Debt | 0.5 | 0% |
| Fees | 69 | 5% |
| Min Cash / Adjustments [3] | (4) | (0%) |
| **Total Uses of Funds** | **$1,501** | **100%** |

GUGGENHEIM

Project NOBLE
Comparison of Sources and Uses
Ares(1)                                                                               ($ in millions)
Leonard Green(1)  ($ in millions)
■ $20.00 Offer Price, $125 Million Family Roll ($150 Million Requested),
 Shared Control
________________________
Source: Noble data room model, adjusted for “capital light” operating assumptions in forecasted years (adjustments primarily associated with leasing of stores); Ares; and Leonard Green.
Note: Assumes transaction date of March 31, 2012
(1) Based on Ares and Leonard Green’s respective indicative terms submitted on September 28, 2011.
(2) Ares and Leonard Green respective projected cash balance.
(3) Adjustment to reconcile discrepancies between Ares and Leonard Green implied share count and current share count. Ares assumed a $12.1 million minimum cash requirement; Leonard Green did not assume a minimum cash requirement.

[redacted]

| Cash Generation and Debt Paydown | | | | |
|---|---|---|---|---|
| | Estimated | | | Proj. |
| *Fiscal Year Ending March* | 2013 | 2014 | 2015 | 2016 |
| EBITDA | $177 | $201 | $232 | $262 |
| **Interest Expense** | **(67)** | **(66)** | **(68)** | **(68)** |
| Interest Expense from Capital Leases | (1) | (1) | (1) | (1) |
| Interest Income | 0 | 0 | 0 | 0 |
| Taxes | (31) | (41) | (52) | (61) |
| Change in Working Capital | (12) | (15) | (18) | (19) |
| Capital Expenditures | (60) | (58) | (75) | (69) |
| **Free Cash Flow** | **$6** | **$20** | **$19** | **$43** |
| Proceeds from Capital Leases | 4 | 18 | 14 | 0 |
| Principal Payments on Capital Leases | (2) | (3) | (3) | 0 |
| **Free Cash Flow Available for Debt Paydown** | **$8** | **$35** | **$29** | **$43** |
| Mandatory Debt Paydown | (5) | (5) | (5) | (5) |
| **Free CF Available for Optional Debt Paydown** | $3 | $30 | $24 | $38 |
| | | | | |
| **Cumulative Paydown of Debt at Close** | **$8** | **$43** | **$72** | **$115** |
| **% Paydown** | **1%** | **6%** | **9%** | **15%** |

| Cash Generation and Debt Paydown | | | | | |
|---|---|---|---|---|---|
| | At | Estimated | | | Proj. |
| *Fiscal Year Ending March* | Close | 2013 | 2014 | 2015 | 2016 |
| **Leverage** | | | | | |
| Total Debt (Incl. Capital Leases) | $794 | $796 | $759 | $726 | $680 |
| Debt/EBITDA | 5.2x | 4.5x | 3.8x | 3.1x | 2.6x |
| Adj. Debt/EBITDAR | 6.0x | 5.5x | 5.0x | 4.5x | 4.1x |
| **Coverage** | | | | | |
| EBITDA/Interest Expense | 2.3x | 2.6x | 3.0x | 3.4x | 3.8x |
| (EBITDA-CapEx)/Interest Expense | 1.8x | 1.7x | 2.1x | 2.3x | 2.8x |
| EBITDA/Cash Interest Expense | 2.3x | 2.6x | 3.0x | 3.4x | 3.8x |
| (EBITDA-CapEx)/Cash Interest Expense | 1.8x | 1.7x | 2.2x | 2.3x | 2.8x |

[redacted]

| Cash Generation and Debt Paydown | | | | |
|---|---|---|---|---|
| | Estimated | | | Proj. |
| *Fiscal Year Ending March* | 2013 | 2014 | 2015 | 2016 |
| EBITDA | $177 | $201 | $232 | $262 |
| **Interest Expense** | **(55)** | **(53)** | **(52)** | **(51)** |
| Interest Expense from Capital Leases | (1) | (1) | (1) | (1) |
| Interest Income | (0) | (0) | (0) | (0) |
| Taxes | (36) | (46) | (57) | (68) |
| Change in Working Capital | (12) | (15) | (18) | (19) |
| Capital Expenditures | (60) | (58) | (75) | (69) |
| **Free Cash Flow** | **$14** | **$28** | **$28** | **$53** |
| Proceeds from Capital Leases | 4 | 18 | 14 | 0 |
| Principal Payments on Capital Leases | (2) | (3) | (3) | 0 |
| **Free Cash Flow Available for Debt Paydown** | **$16** | **$43** | **$39** | **$53** |
| Mandatory Debt Paydown | (5) | (5) | (5) | (5) |
| **Free CF Available for Optional Debt Paydown** | $11 | $38 | $34 | $49 |
| | | | | |
| **Cumulative Paydown of Debt at Close** | **$16** | **$59** | **$97** | **$151** |
| **% Paydown** | **2%** | **9%** | **15%** | **23%** |

| Cash Generation and Debt Paydown | | | | | |
|---|---|---|---|---|---|
| | At | Estimated | | | Proj. |
| *Fiscal Year Ending March* | Close | 2013 | 2014 | 2015 | 2016 |
| **Leverage** | | | | | |
| Total Debt (Incl. Capital Leases) | $689 | $684 | $638 | $596 | $540 |
| Debt/EBITDA | 4.5x | 3.9x | 3.2x | 2.6x | 2.1x |
| Adj. Debt/EBITDAR | 5.5x | 5.0x | 4.5x | 4.1x | 3.8x |
| **Coverage** | | | | | |
| EBITDA/Interest Expense | 2.8x | 3.2x | 3.7x | 4.3x | 5.0x |
| (EBITDA-CapEx)/Interest Expense | 2.2x | 2.1x | 2.6x | 2.9x | 3.7x |
| EBITDA/Cash Interest Expense | 4.7x | 5.3x | 6.3x | 7.4x | 8.8x |
| (EBITDA-CapEx)/Cash Interest Expense | 3.6x | 3.5x | 4.5x | 5.0x | 6.5x |

Note: Assumes transaction date of March 31, 2012

GUGGENHEIM

Project NOBLE
Comparison of Cash Generation and Credit Statistics
■ $21.50 Offer Price, $50 Million Family Roll (No Roll Required, Maximum
 of $100 Million Allowed), Minority Representation and Protections
Ares(1)                                                                                ($ in millions)
Leonard Green(1)  ($ in millions)
■ $20.00 Offer Price, $125 Million Family Roll ($150 Million Requested),
 Shared Control

Project NOBLE

# Comparison of Family Value

## Ares[1] ($ in millions)

| | | |
|---|---|---|
| **Upfront Liquidity** | | **$450** |
| **Calculation of Rollover Value in 2016** | | |
| CY2016E EBITDA | | $262 |
| Exit Multiple (Trailing) | | 7.5x |
| **Enterprise Value** | | **$1,962** |
| ( - ) YE 2015 Net Debt | | (672) |
| **Equity Value** | | **$1,289** |
| | **Distribution of Equity Value** | **$ Value** |
| **Implied Equity Value to Sponsor** | **88%** | **$1,116** |
| Family Rollover | 8% | $101 |
| Family Promote[2] | 4% | 52 |
| **Implied YE 2016 Equity Value to Family** | **12%** | **$153** |

**Family Rollover Sensitivity**

| | Family Equity Rollover | | |
|---|---|---|---|
| | **$0** | **$50** | **$100** |
| Upfront Liquidity | $500 | $450 | $400 |
| 2016 Rollover Equity Value | 0 | 101 | 203 |
| 2016 Promote Value | 52 | 52 | 52 |

## Leonard Green[1] ($ in millions)

| | | |
|---|---|---|
| **Upfront Liquidity** | | **$340** |
| **Calculation of Rollover Value in 2016** | | |
| CY2016E EBITDA | | $262 |
| Exit Multiple (Trailing) | | 7.5x |
| **Enterprise Value** | | **$1,962** |
| ( - ) YE 2015 Net Debt | | (544) |
| **Equity Value** | | **$1,418** |
| | **Distribution of Equity Value** | **$ Value** |
| **Implied Equity Value to Sponsor** | **76%** | **$1,059** |
| Family Rollover | 20% | $278 |
| Family Promote[2] | 4% | 60 |
| **Implied YE 2016 Equity Value to Family** | **24%** | **$338** |

**Family Rollover Sensitivity**

| | Family Equity Rollover | | |
|---|---|---|---|
| | **$100** | **$125** | **$150** |
| Upfront Liquidity | $365 | $340 | $315 |
| 2016 Rollover Equity Value | 223 | 278 | 334 |
| 2016 Promote Value | 60 | 60 | 60 |

Source: Noble data room model, adjusted for "capital light" operating assumptions in forecasted years (adjustments primarily associated with leasing of stores); Ares; and Leonard Green.
(1) Based on Ares and Leonard Green's respective indicative terms submitted on September 28, 2011.
(2) Please see page 13 for a description of Promote terms.

GUGGENHEIM

7

________________________

($ in millions, except per share amounts)

| Offer Price | | Pre-Offer 3/10/11 $16.68 | Initial Offer $19.09 | $20.00 | $20.50 | $21.00 | $21.50 | $22.00 | $22.50 |
|---|---|---|---|---|---|---|---|---|---|
| Premium | | 0.0% | 14.4% | 19.9% | 22.9% | 25.9% | 28.9% | 31.9% | 34.9% |
| Offer Equity Value | | $1,194 | $1,369 | $1,435 | $1,472 | $1,508 | $1,545 | $1,582 | $1,618 |
| Enterprise Value | | $973 | $1,148 | $1,214 | $1,250 | $1,287 | $1,324 | $1,360 | $1,397 |
| Implied EBITDA Multiple | EBITDA | | | | | | | | |
| FY2012E | $155 | 6.3x | 7.4x | 7.8x | 8.0x | 8.3x | 8.5x | 8.8x | 9.0x |
| Initial Leverage | | | | | | | | | |
| Total Debt | | | $775 | $775 | $775 | $775 | $775 | $775 | $775 |
| **Trailing Leverage Multiple[2]** | | | **5.2x** | **5.2x** | **5.2x** | **5.2x** | **5.2x** | **5.2x** | **5.2x** |
| Total Required Equity[3] | | | $424 | $490 | $527 | $563 | $600 | $637 | $673 |
| Total Value of Family Position at Offer Price | | | $444 | $465 | $476 | $488 | $500 | $511 | $523 |
| Family's Rollover Amount | | | $50 | $50 | $50 | $50 | $50 | $50 | $50 |
| **Family's Pro Forma Ownership** | | | **12%** | **10%** | **9%** | **9%** | **8%** | **8%** | **7%** |
| Pre-Tax Liquidity to the Family | | | $394 | $415 | $426 | $438 | $450 | $461 | $473 |
| IRR on LBO Equity | | | | | | | | | |
| Trailing Exit Multiple | | | Year 4 IRR Sensitivity | | | | | | |
| 6.5x | | | 23% | 19% | 17% | 15% | 13% | 12% | 10% |
| 7.0x | | | 26% | 22% | 20% | 18% | 16% | 15% | 13% |
| 7.5x | | | 30% | 25% | 23% | 21% | 19% | 18% | 16% |
| 8.0x | | | 33% | 28% | 26% | 24% | 22% | 20% | 19% |
| 8.5x | | | 35% | 31% | 29% | 27% | 25% | 23% | 21% |

GUGGENHEIM

Project NOBLE
Analysis at Various Prices - Ares Proposed Transaction(1)
Source: Noble data room model, adjusted for “capital light” operating assumptions in forecasted years (adjustments primarily associated with leasing of stores).
Note: 2016 projected assuming identical number of incremental stores opened as in 2015 and assuming same EBITDA margin profile.
(1) Based on indicative terms submitted by Ares on September 28, 2011.
(2) Based on Q1’2012 LTM EBITDA (excl. SBC) of $149 million.
(3) Equity account adjusts based on increases or decreases in required capital.
$21.50 Offer Price, $50 Million Family Roll (No Roll Required, Maximum of $100 Million Allowed)

| Offer Price | | Pre-Offer 3/10/11 $16.68 | Initial Offer $19.09 | $20.00 | $20.50 | $21.00 | $21.50 | $22.00 | $22.50 |
|---|---|---|---|---|---|---|---|---|---|
| Premium | | 0.0% | 14.4% | 19.9% | 22.9% | 25.9% | 28.9% | 31.9% | 34.9% |
| Offer Equity Value | | $1,194 | $1,369 | $1,435 | $1,472 | $1,508 | $1,545 | $1,582 | $1,618 |
| Enterprise Value | | $973 | $1,148 | $1,214 | $1,250 | $1,287 | $1,324 | $1,360 | $1,397 |
| Implied EBITDA Multiple | EBITDA | | | | | | | | |
| FY2012E | $155 | 6.3x | 7.4x | 7.8x | 8.0x | 8.3x | 8.5x | 8.8x | 9.0x |
| Initial Leverage | | | | | | | | | |
| Total Debt | | | $670 | $670 | $670 | $670 | $670 | $670 | $670 |
| **Trailing Leverage Multiple(2)** | | | **4.5x** | **4.5x** | **4.5x** | **4.5x** | **4.5x** | **4.5x** | **4.5x** |
| Total Required Equity(3) | | | $534 | $601 | $637 | $674 | $710 | $747 | $784 |
| Total Value of Family Position at Offer Price | | | $444 | $465 | $476 | $488 | $500 | $511 | $523 |
| Family's Rollover Amount | | | $125 | $125 | $125 | $125 | $125 | $125 | $125 |
| **Family's Pro Forma Ownership** | | | **23%** | **21%** | **20%** | **19%** | **18%** | **17%** | **16%** |
| Pre-Tax Liquidity to the Family | | | $319 | $340 | $351 | $363 | $375 | $386 | $398 |
| IRR on LBO Equity | | | | | | | | | |
| Trailing Exit Multiple | | | Year 4 IRR Sensitivity | | | | | | |
| 6.5x | | | 20% | 16% | 15% | 13% | 12% | 10% | 9% |
| 7.0x | | | 23% | 19% | 18% | 16% | 15% | 13% | 12% |
| 7.5x | | | 26% | 22% | 20% | 19% | 17% | 16% | 15% |
| 8.0x | | | 28% | 25% | 23% | 21% | 20% | 18% | 17% |
| 8.5x | | | 31% | 27% | 25% | 24% | 22% | 21% | 19% |

GUGGENHEIM

Project NOBLE
 ($ in millions, except per share amounts)
Analysis at Various Prices - Leonard Green Proposed Transaction(1)
$20.00 Offer Price, $125 Million Family Roll ($150 Million Requested)
________________________
Source: Noble data room model, adjusted for “capital light” operating assumptions in forecasted years (adjustments primarily associated with leasing of stores).
Note: 2016 projected assuming identical number of incremental stores opened as in 2015 and assuming same EBITDA margin profile.
(1) Based on indicative terms submitted by Leonard Green on September 28, 2011.
(2) Based on Q1’2012 LTM EBITDA (excl. SBC) of $149 million.
(3) Equity account adjusts based on increases or decreases in required capital.

| | Original | Max Flex |
|---|---|---|
| **Interest Rate** | L + 550 | |
| **Excess Cash Flow Sweep** | 50% | |
| **Prepayment Premiums** | NA | |
| **Maturity** | 7 years | |

## Key Metrics PF for Flexed Financing Terms ($ in millions)

| | Estimated | | | Proj. |
|---|---|---|---|---|
| | **2013** | **2014** | **2015** | **2016** |
| Interest Expense | | | | |
| Leonard Green Base Proposal | ($55) | ($53) | ($52) | ($51) |
| Leonard Green Market Flex Scenario | | | | |
| $ Change B/(W) | | | | |
| Free Cash Flow Available for Debt Paydown | | | | |
| Leonard Green Base Proposal | $16 | $43 | $39 | $53 |
| Leonard Green Market Flex Scenario | | | | |
| $ Change B/(W) | | | | |
| Total Debt | | | | |
| Leonard Green Base Proposal | $654 | $611 | $573 | $519 |
| Leonard Green Market Flex Scenario | | | | |
| $ Change B/(W) | | | | |
| Cumulative Paydown of Debt at Close | | | | |
| Leonard Green Base Proposal | 2% | 9% | 15% | 23% |
| Leonard Green Market Flex Scenario | | | | |
| $ Change B/(W) | | | | |
| Debt / EBITDA | | | | |
| Leonard Green Base Proposal | 3.9x | 3.2x | 2.6x | 2.1x |
| Leonard Green Market Flex Scenario | | | | |
| $ Change B/(W) | | | | |

## Impact on Family Value ($ in millions)

| | |
|---|---|
| **Upfront Liquidity** | |
| Leonard Green Base Proposal | $340 |
| Leonard Green Market Flex Scenario | |
| **$ Change in Nominal Value** | |
| **% Change in Nominal Value** | |
| **Family Rollover Equity Value in 2016** | |
| Leonard Green Base Proposal | $278 |
| Leonard Green Market Flex Scenario | |
| **$ Change in Nominal Value** | |
| **% Change in Nominal Value** | |
| **Family Promote Value in 2016** | |
| Leonard Green Base Proposal | $60 |
| Leonard Green Market Flex Scenario | |
| **$ Change in Nominal Value** | |
| **% Change in Nominal Value** | |

GUGGENHEIM

Project NOBLE
Impact of Financing Flex on Interest Expense and Family Value
Comparison of Original and Maximum Flex Terms
Source: Commitment Letter and Fee Letter from Leonard Green.
Based on Leonard Green Proposal (Ares fee letter not yet received)

Project NOBLE
Overview of Post-Transaction Compensation & Equity Incentive Structures
Source of Value	Considerations	Key Variables

Existing Equity Step-Up	■ Existing equity and equity-linked securities valued at acquisition price • Likely a premium to current public market value
■ Amount of equity to roll into post-transaction capitalization
 • Use of leverage may increase ownership stake pro forma
 • Limited liquidity until sponsor exists
 • Minimum rollover required by financial sponsor
 • Tax implications

Performance Compensation (i.e., Promote)	■ Continued cash compensation (salary and bonus) ■ Equity incentive compensation to align interests with financial sponsor • To be negotiated in conjunction with size of equity rollover	■ Structure of promote ■ Preference to sponsor, if any ■ Vesting and tax considerations ■ Liquidity mechanisms

Other	■ Other forms of compensation, including: • Change of control severance payments • Deal bonuses • Benefits	■ Post-transaction package

Project NOBLE
■ Management compensation structures in connection with leveraged buyout transactions typically differ from most public company compensation structures in order to align more closely long-term incentives between management and the financial sponsor
 • Annual compensation, both salary and cash bonus programs, tend to be generally similar to “market” annual cash compensation for executives of comparable companies
 • Equity incentive programs are restructured and generally allow management to participate in a profitable exit concurrent with the financial sponsor
■ In a typical structure, the management team receives a percentage of the equity value created between the time of the initial investment and exit (often referred to as the “promote”)
 • For example, if the initial equity investment is $100 and the equity value at exit is $250, a management team with a 10% promote would earn $15
 ($150 equity value created x 10%)
■ While many factors may impact the size and terms of the promote, an analysis of precedent transactions suggests that the typical size of the promote is between 7% and 10%
 • A portion of the promote may be subject to vesting requirements based on time, operating performance or financial sponsor returns
 • Promote is split between a select group of key managers
 • Replaces public company options and restricted stock equity compensation mechanics
■ Key managers will also be expected to roll over at the deal price a portion of their equity or the in-the-money value of equity-
 linked awards
 • Amount of rollover will be dependent on individual circumstances, but precedents suggest minimum rollover of 33%-50% of total pre-transaction equity value for key manager
 • When target is a public C-corporation, rollover is typically done with after-tax proceeds unless insiders have a large block of stock and alternative transaction structures are pursued
Overview of Post-Transaction Compensation & Equity Incentive Structures (Cont’d)

| Ares[1] | ($ in millions) |
|---|---|

| Tranche 1 - 1.0x Initial Equity Preference | |
|---|---|
| Initial Equity Contributed | $600 |
| Initial Equity Preference | 1.0x |
| Effective Strike Price | $600 |
| 2016 Equity Value Before Promote | $1,269 |
| Effective Strike Price | (600) |
| Management Promote Pool | $669 |
| Management Promote % | 5.0% |
| **Management Promote $** | **$33** |

| Tranche 2 - 1.5x Initial Equity Preference | |
|---|---|
| Initial Equity Contributed | $600 |
| Initial Equity Preference | 1.5x |
| Effective Strike Price | $900 |
| 2016 Equity Value Before Promote | $1,269 |
| Effective Strike Price | (900) |
| Management Promote Pool | $369 |
| Management Promote % | 5.0% |
| **Management Promote $** | **$18** |

| **Total Management Promote $** | **$52** |
|---|---|

| | |
|---|---|
| Initial Equity Contributed | $601 |
| Initial Equity Preference | 1.0x |
| Effective Strike Price | $601 |
| 2016 Equity Value Before Promote | $1,398 |
| Effective Strike Price | (601) |
| Management Promote Pool | $797 |
| Management Promote % | 7.5% |
| **Management Promote $** | **$60** |

GUGGENHEIM

Project NOBLE
Value of the Promote
Leonard Green(1)  ($ in millions)
Equity holders receive
their respective initial
equity investment first
Management receives 5%
of equity value creation
beyond the value of the
initial equity contributed
Description
In tranche 2, equity
holders must receive 1.5x
their respective initial
equity investment first
Management receives an
incremental 5% of equity
value in excess of 1.5x
the value of the initial
equity contributed
Description
Leonard Green’s
proposed management
promote structure only
consists of one tranche
Management receives
7.5% of equity value
creation beyond the
value of the initial equity
contributed
________________________
Source: Noble data room model, adjusted for “capital light” operating assumptions in forecasted years (adjustments primarily associated with leasing of stores); Ares; and Leonard Green.
Note: Promote structures based on Ares and Leonard Green’s respective indicative terms submitted on September 28, 2011.

Appendices

125%
120%
115%
110%
105%
100%
95%
90%
85%
80%
3/11/11
4/11/11
5/11/11
6/11/11
7/11/11
8/11/11
9/11/11
NOBLE
Dollar Store
Club and Mass
Grocery
S&P 500
Dow Jones
Russell 2000

| | 3/11/2011 | 9/28/2011 | *Change vs. 3/11/2011* | *Change vs. Previous Week* |
|---|---|---|---|---|
| **Dollar Stores** | | | | |
| Dollar General | $28.82 | $37.78 | *31.1%* | *1.9%* |
| Family Dollar | 51.27 | 53.31 | *4.0%* | *0.7%* |
| Dollar Tree | 53.44 | 76.56 | *43.3%* | *0.7%* |
| Dollarama | 28.15 | 37.28 | *32.4%* | *2.9%* |
| Big Lots | 43.05 | 34.73 | *(19.3%)* | *6.1%* |
| Fred's | 13.36 | 10.95 | *(18.0%)* | *(0.3%)* |
| ***Dollar Store Index*** | | | ***17.5%*** | ***1.3%*** |
| **Club and Mass** | | | | |
| BJ's Wholesale Club | $49.04 | $51.21 | *4.4%* | *0.3%* |
| Costco | 72.55 | 83.79 | *15.5%* | *(0.8%)* |
| Target | 51.53 | 49.99 | *(3.0%)* | *(2.8%)* |
| Walmart | 52.59 | 51.31 | *(2.4%)* | *(0.0%)* |
| ***Club and Mass Index*** | | | ***1.0%*** | ***(0.4%)*** |
| **Grocery** | | | | |
| Kroger | $23.91 | $21.95 | *(8.2%)* | *0.9%* |
| Ruddick | 36.81 | 39.27 | *6.7%* | *(0.9%)* |
| Safeway | 22.86 | 16.53 | *(27.7%)* | *(0.1%)* |
| SUPERVALU | 7.56 | 6.71 | *(11.2%)* | *(2.3%)* |
| Weis Markets | 39.63 | 36.94 | *(6.8%)* | *(1.3%)* |
| Whole Foods | 58.89 | 70.09 | *19.0%* | *0.1%* |
| Winn-Dixie | 6.80 | 6.12 | *(10.0%)* | *(4.5%)* |
| ***Grocery Index*** | | | ***(8.2%)*** | ***(0.9%)*** |
| **Index** | | | | |
| S&P 500 | 1,304 | 1,151 | *(11.7%)* | *(1.3%)* |
| Dow Jones | 12,044 | 11,011 | *(8.6%)* | *(1.0%)* |
| Russell 2000 | 803 | 652 | *(18.8%)* | *(1.9%)* |

GUGGENHEIM

Project NOBLE
Dollar Store Trading Levels and Volume Information
Indexed Stock Performance Since Announcement(1)
Stock Price Change Details(2)
________________________
Source: FactSet.
(1)Beginning prices are closing prices on the date of the Offer, March 11, 2011; $19.58 was the closing price for NOBLE on this date.
(2)Dollar Stores, Club and Mass and Grocery indexes are medians of their respective groups.
(3)Previous week pricing date is September 21, 2011.
(6.0%)
+17.5%
(8.2%)
(18.8%)
+1.0%
(11.7%)
(8.6%)
(3)

9.3x
6.5x
7.7x
7.6x
8.7x
6.3x
5.8x
5.8x
7.0x
6.4x
9.9x
9.8x
9.0x
7.9x
7.2x
5.5x
4.7x
5.9x
6.6x
Dollarama
Dollar Tree
Dollar General
Family Dollar Stores
Noble
Big Lots
Fred's
Food & Drug
Club & Mass Merchandise
12.5x
15.1x
19.3x
14.7x
13.4x
15.6x
15.0x
12.4x
12.9x
13.4x
19.4x
17.8x
16.5x
16.5x
16.2x
13.1x
12.1x
11.2x
14.6x
Dollar Tree
Dollarama
Noble
Dollar General
Family Dollar Stores
Fred's
Big Lots
Food & Drug
Club & Mass Merchandise
Current Median: 1.08x
1.48x
1.05x
1.07x
1.03x
0.84x
1.20x
0.67x
1.26x
1.30x
1.27x
1.25x
1.10x
1.08x
1.05x
1.00x
N/A
0.98x
1.33x
Noble
Family Dollar Stores
Big Lots
Dollar Tree
Fred's
Dollar General
Dollarama
Food & Drug
Club & Mass Merchandise
Unaffected Multiple (March 10th)

Source: FactSet consensus estimates. Market data as of September 28, 2011.
Note: January fiscal year ends not calendarized; all other companies calendarized to December.

GUGGENHEIM

Project NOBLE
Noble’s Relative Market Multiples
CY2011E P/E
CY2011E
P/E to Growth
Enterprise Value /
CY2011E EBITDA
Note: Medians exclude Food & Drug and Club & Mass merchandise, as well as Noble.
Note: Food & Drug is a simple average and includes Safeway, Kroger, Supervalu, Whole Foods, CVS, Rite Aid and Walgreens.
 Club & Mass Merchandise is a simple average and includes BJ’s, Costco, Target and Walmart.
Current Median: 8.4x
Current Median: 16.3x

Ares offer at $21.50 per share
Current Multiple

| | | Claire's | J.Crew | Burlington | Yankee Candle | Gymboree | NBTY | GNC Live Well | JoAnn | Leslie's | Petco |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Profile | Stores | 2,981 | 249 | 459 | 681 | 1,019 | 1,576 | 2,917 | 756 | 645 | 1,000+ |
| | Revenue ($mm) | $1,426 | $1,719 | $3,424 | $561 | $1,056 | $2,826 | $1,822 | $2,057 | $535 | - |
| | EBITDA ($mm) | 264 | 289 | 256 | 103 | 207 | 476 | 259 | 208 | 114 | - |
| Transaction | Transaction Date | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 | Feb-11 |
| | Purpose | Refinance | LBO | Refinance | Refinance | LBO | LBO | Refinance | LBO | Refinance | Refinance |
| | Sponsor | Apollo | TPG, LGP | Bain | MDP | Bain | Carlyle | Ares, Teachers | LGP | LGP, CVC | TPG, LGP |
| Leverage Levels | Secured Lev. | 6.4x | 4.1x | 3.7x | 2.0x | 3.6x | 3.6x | 4.4x | 2.9x | 2.7x | NA |
| | Total Lev. | 9.6x | 5.4x | 5.2x | 6.3x | 5.3x | 5.0x | 4.4x | 4.8x | 4.8x | NA |
| | Secured Adj. Lev. | 7.1x | 5.0x | 5.3x | 3.0x | 5.1x | 4.7x | 5.9x | 4.9x | 4.1x | NA |
| | Total Adj. Lev. | 8.9x | 6.0x | 6.2x | 6.6x | 6.2x | 5.7x | 5.9x | 6.1x | 5.6x | NA |
| Loans | Coupon | - | L + 350 | L + 475 | - | L + 350 | L + 325 | L + 300 | L + 350 | L + 325 | L + 325 |
| | LIBOR Floor | - | 1.25% | 1.50% | - | 1.50% | 1.25% | 1.25% | 1.25% | 1.25% | 1.25% |
| | Tenor | - | 7 Yrs | 6 Yrs | - | 7 Yrs | 7 Yrs | 7 Yrs | 7 Yrs | 7 Yrs | 7 Yrs |
| | Maintenance Covenants | - | No | Yes | - | Yes | No | No | No | No | No |
| Related Bonds | Coupon | 8.875% | 8.125% | 10.000% | 10.250% | 9.125% | 9.000% | - | 8.125% | - | 9.250% |
| | Tenor / Maturity | 3/15/19 | 3/1/19 | 2/15/19 | 2/15/16 | 12/1/18 | 10/1/18 | - | 3/15/19 | - | 12/1/18 |
| | YTM (Mar. 9) | 9.20% | 8.43% | 10.20% | 9.98% | 9.65% | 8.42% | - | 8.05% | - | 8.58% |
| | YTM (Sep. 29) | 14.47% | 10.71% | 12.71% | 12.37% | 14.92% | 7.89% | - | 9.45% | - | 8.82% |
| | Change (bps) | +527 | +228 | +251 | +240 | +527 | (53) | - | +141 | - | +24 |

GUGGENHEIM

Project NOBLE
Comparison of Retail Financings
Source: Company filings, Bloomberg and FactSet.
Note: Revenue and EBITDA figures are LTM as of the respective transaction dates.

| | Amount | Leverage[3] | Adjusted Leverage[4] | Coupon | LIBOR Floor | Offer | Yield | Maturity |
|---|---|---|---|---|---|---|---|---|
| Cash | $76 | -- | -- | -- | -- | -- | -- | -- |
| Capitalized Rent | 1,784 | -- | 2.9x | | | | | |
| ABL Revolver ($850 mm)[1] | 465 | 1.0x | 0.7x | L+200 | -- | -- | -- | Sep-16 |
| ABL Term Loan ($50 mm) | 0 | -- | -- | L+350 | -- | -- | -- | Sep-16 |
| **Total Secured Debt** | **$465** | **1.0x** | **3.6x** | | | | | |
| 1st Lien Term Loan[2] | 1,075 | 2.8x | 1.8x | L+575 | 1.25% | 96.0 | 8.00% | Sep-18 |
| 2nd Lien Term Loan | 200 | 0.5x | 0.3x | L+875 | 1.25% | 95.0 | 11.25% | Mar-19 |
| **Total Debt** | **$1,740** | **4.3x** | **5.7x** | | | | | |
| Sponsor's Equity | 680 | | | | | | | |
| **Total Capitalizaton** | **$2,420** | | | | | | | |

| | $ Amount | % of Sources |
|---|---|---|
| Cash | $210 | 7% |
| Sale Leaseback Net Proceeds | 350 | 12% |
| ABL Revolver ($900mm) | 465 | 16% |
| 1st Lien Term Loan | 1,075 | 36% |
| 2nd Lien Term Loan | 200 | 7% |
| Sponsor Equity | 680 | 23% |
| **Total Sources** | **$2,980** | **100%** |

| | $ Amount | % of Uses |
|---|---|---|
| Purchase of Common Equity | $2,830 | 95% |
| Repayment of Existing Debt | 0 | 0% |
| Fees & Expenses | 150 | 5% |
| **Total Uses** | **$2,980** | **100%** |

GUGGENHEIM

Project NOBLE
BJ’s Wholesale Club Acquisition Financing
Pro Forma Capital Structure ($ in millions)
________________________
Source: Company materials.
(1)ABL draw of $465 million includes $65 million for seasonal working capital which is not included in leverage multiples.
(2)Downsized from $1,125 million.
(3)Based on LTM Adjusted EBITDA of $389 million; reduced from $436 million due to incremental rent expense of $36.5 million associated with the expected sale leaseback transactions.
(4)Rent expense capitalized at 8x. Based on LTM Adjusted EBITDAR of $612 million.
Additional Financing Terms
■ Pricing revised wider:
 • 1st Lien at 96.0, down from 97.5
 • 2nd Lien at 95.0, down from 97.0
■ 1st Lien: 1% yearly amortization, 101 soft call for year 1
■ 2nd Lien: no amortization, optional prepayments (103/102/101)
■ 75% excess cash flow Sweep
■ Expected rating: B2/B
On June 28, 2011, BJ’s entered into a definitive agreement to be acquired by Leonard Green &
Partners and CVC Capital Partners in an all-cash transaction valued at approximately $2.8 billion

Sources & Uses                         ($ in millions)